EXHIBIT 99.1

Amtech Reports Fourth Quarter Fiscal 2020 Results

TEMPE, Ariz., November 19, 2020 -- Amtech Systems, Inc. (NASDAQ: ASYS), a manufacturer of capital equipment, including thermal processing and wafer polishing, and related consumables used in fabricating semiconductor devices, such as silicon carbide (SiC) and silicon power devices, analog and discrete devices, electronic assemblies and light-emitting diodes (LEDs), today reported results for its fourth quarter ended September 30, 2020.

Fourth Quarter Fiscal 2020 Financial and Operational Highlights from Continuing Operations:

•	Net revenue of $15.1 million
•	Operating loss of $1.2 million
•	Loss from continuing operations, net of tax, of $2.0 million
•	Loss per diluted share from continuing operations of $0.14
•	Customer orders of $13.8 million
•	Unrestricted cash of $45.1 million

Fiscal 2020 Financial and Operational Highlights from Continuing Operations:

•	Net revenue of $65.5 million
•	Operating loss of $0.5 million
•	Loss from continuing operations, net of tax, of $3.9 million, primarily due to the sale of the Automation business
•	Loss per diluted share from continuing operations of $0.28
•	Customer orders of $62.8 million
•	Backlog of $13.9 million as of September 30, 2020

Mr. Michael Whang, Chief Executive Officer of Amtech, commented, “Given the challenges and uncertainty created by the pandemic in 2020, we are encouraged to have finished the year and begun our new fiscal year with increasing customer order momentum. With the combination of continuing improvement in near-term dialogue with customers and the robust long-term growth fundamentals across the silicon carbide, power semiconductor and advanced semiconductor packaging markets, we are increasingly confident in the opportunities for growth in 2021 and beyond.”

GAAP Financial Results

(in millions, except per share amounts)	Q4 FY	Q3 FY	Q4 FY	12 Months	12 Months
	2020	2020	2019	2020	2019
Net revenues	$15.1	$15.2	$20.2	$65.5	$85.0
Gross profit	$5.0	$6.0	$8.6	$24.4	$33.4
Gross margin	32.9%	39.1%	42.4%	37.3%	39.2%
Operating (loss) income	$(1.2)	$0.0	$1.7	$(0.5)	$4.9
Operating margin	-7.8%	0.2%	8.2%	-0.7%	5.8%
(Loss) income from continuing operations, net of tax	$(2.0)	$(0.1)	$1.0	$(3.9)	$3.1
Diluted (loss) income per share from continuing operations	$(0.14)	$(0.01)	$0.07	$(0.28)	$0.22

Net revenues remained consistent sequentially and decreased 25% from the fourth quarter of fiscal 2019. Semiconductor and SiC/LED revenue decreased compared to the fourth quarter of fiscal 2019 primarily due to the ongoing uncertainty in the global economy from the COVID-19 virus.

Gross margin decreased in the fourth quarter of fiscal 2020 both sequentially and compared to the same prior year period. On a sequential basis, gross margin decreased primarily due to product mix and non-recurring expenses. Compared to the fourth quarter of fiscal 2019, gross margin decreased primarily due to lower volume and product mix.

Selling, General & Administrative (“SG&A”) expenses increased $0.5 million sequentially due primarily to payroll tax credits the Company was able to claim in fiscal Q3 2020 as part of the COVID-19 legislation passed by U.S. Congress, the CARES Act. SG&A decreased $0.9 million compared to the same prior year period due primarily to exclusion of the Company’s former Automation segment from results and lower travel due to the COVID-19 pandemic.

Operating loss was $1.2 million, compared to operating income of $31,000 in the third quarter of fiscal 2020 and $1.7 million of operating income in the same prior year period.

Loss from continuing operations, net of tax, for the fourth quarter of fiscal 2020 was $2.0 million, or a loss of 14 cent per share. This compares to income from continuing operations of $1.0 million, or 7 cents per share, for the fourth quarter of fiscal 2019 and loss of $0.1 million, or 1 cent per share, in the preceding quarter.

Outlook

The Company’s outlook reflects the anticipated ongoing impacts from the COVID-19 pandemic as understood today. Given how fluid the situation is both for Amtech as well as that of its customers and supply chain, management would like to remind investors that actual results may differ materially in the weeks and months ahead. Additionally, the semiconductor equipment industries can be cyclical and inherently impacted by changes in market demand. Operating results can be significantly impacted, positively or negatively, by the timing of orders, system shipments, and the financial results of semiconductor manufacturers.

For the first fiscal quarter ending December 31, 2020, revenues are expected to be in the range of $16.0 to $18.0 million. Gross margin for the quarter ending December 31, 2020 is expected to be in the mid 30% range, with operating margin slightly negative.

A portion of Amtech's results are denominated in Renminbis, a Chinese currency.  The outlook provided in this press release is based on an assumed exchange rate between the United States Dollar and the Renminbi.

Changes in the value of the Renminbi in relation to the United States Dollar could cause actual results to differ from expectations.

Conference Call

Amtech Systems will host a conference call today at 5:00 p.m. ET to discuss our fiscal fourth quarter financial results.  The call will be available to interested parties by dialing 800-367-2403.  For international callers, please dial +1 334-777-6978. The Conference ID number is 5637065.  The call will be webcast and  available in the Investor Relations section of Amtech’s website at: http://www.amtechsystems.com.

A replay of the webcast will be available in the Investor Relations section of the company’s web site at http://www.amtechsystems.com/conference.htm shortly after the conclusion of the call and will remain available for approximately 30 calendar days.

About Amtech Systems, Inc.

Amtech Systems, Inc. is a leading, global manufacturer of capital equipment, including thermal processing and wafer polishing, and related consumables used in fabricating semiconductor devices, such as silicon carbide (SiC) and silicon power devices, analog and discrete devices, electronic assemblies and light-emitting diodes (LEDs). We sell these products to semiconductor device and module manufacturers worldwide, particularly in Asia, North America and Europe.  Our strategic focus is on semiconductor growth opportunities in power electronics, sensors and analog devices leveraging our strength in our core competencies in thermal and substrate processing. We are a market leader in the high-end power chip market (SiC substrates, 300mm horizontal thermal reactor, and electronic assemblies used in power, RF, and other advanced applications), developing and supplying essential equipment and consumables used in the semiconductor industry. Amtech's products are recognized under the leading brand names BTU International, Bruce Technologies™, and PR Hoffman™.

Cautionary Note Regarding Forward-Looking Statements

Certain information contained in this press release is forward-looking in nature. All statements in this press release, or made by management of Amtech Systems, Inc. and its subsidiaries ("Amtech"), other than statements of historical fact, are hereby identified as "forward-looking statements" (as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995). The forward-looking statements in this press release relate only to events or information as of the date on which the statements are made in this press release.  Examples of forward-looking statements include statements regarding Amtech's future financial results, operating results, business strategies, projected costs, products under development, competitive positions, plans and objectives of Amtech and its management for future operations, efforts to improve operational efficiencies and effectiveness and profitably grow our revenue, and enhancements to our technologies and expansion of our product portfolio. In some cases, forward-looking statements can be identified by terminology such as "may," "plan," "anticipate," "seek," "will," "expect," "intend," "estimate," "anticipate," "believe," "continue," "predict," "potential," "project," "should," "would," "could", "likely," "future," "target," "forecast," "goal," "observe," and "strategy" or the negative of these terms or other comparable terminology used in this press release or by our management, which are intended to identify such forward-looking statements.  These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. The Form 10-K that Amtech filed with the Securities and Exchange Commission (the "SEC") for the year-ended

September 30, 2020, listed various important factors that could affect the Company's future operating results and financial condition and could cause actual results to differ materially from historical results and expectations based on forward-looking statements made in this document or elsewhere by Amtech or on its behalf.  These factors can be found under the heading "Risk Factors" in the Form 10-K and investors should refer to them.  Because it is not possible to predict or identify all such factors, any such list cannot be considered a complete set of all potential risks or uncertainties.  Except as required by law, we undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events, or otherwise.

Contacts:
Amtech Systems, Inc.
Lisa D. Gibbs
Chief Financial Officer
(480) 360-3756
irelations@amtechsystems.com
Sapphire Investor Relations, LLC Erica Mannion and Mike Funari (617) 542-6180 irelations@amtechsystems.com

AMTECH SYSTEMS, INC.

(NASDAQ: ASYS)

November 19, 2020

(Unaudited)

Summary Financial Information for Continuing Operations

(in thousands, except percentages and ratios)

	Three Months Ended			Years Ended September 30,
	September 30, 2020	June 30, 2020	September 30, 2019	2020	2019
Amtech Systems, Inc.
Revenues, net of returns and allowances	$15,084	$15,227	$20,174	$65,463	$85,035
Gross profit	$4,958	$5,951	$8,560	$24,441	$33,357
Gross margin	33%	39%	42%	37%	39%
Operating (loss) income	$(1,181)	$31	$1,653	$(485)	$4,916
New orders	$13,767	$10,830	$20,344	$62,848	$76,560
Backlog	$13,905	$15,221	$17,326	$13,905	$17,326
Semiconductor Segment
Revenues, net of returns and allowances	$12,935	$12,357	$15,188	$54,516	$66,455
Gross profit	$4,647	$4,953	$6,866	$21,199	$27,365
Gross margin	36%	40%	45%	39%	41%
Operating income	$406	$1,058	$2,316	$4,168	$8,744
New orders	$11,979	$8,356	$16,163	$52,448	$60,625
Backlog	$12,842	$13,798	$14,902	$12,842	$14,902
SiC/LED Segment
Revenues, net of returns and allowances	$2,149	$2,870	$4,352	$10,304	$13,682
Gross profit	$311	$998	$1,814	$3,233	$5,338
Gross margin	14%	35%	42%	31%	39%
Operating (loss) income	$(512)	$241	$1,388	$684	$3,641
New orders	$1,788	$2,474	$2,399	$10,400	$11,973
Backlog	$1,063	$1,423	$966	$1,063	$966

AMTECH SYSTEMS, INC.

(NASDAQ: ASYS)

November 19, 2020

(Unaudited)

Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended September 30,		Years Ended September 30,
	2020	2019	2020	2019
Revenue, net of returns and allowances	$15,084	$20,174	$65,463	$85,035
Cost of sales	10,126	11,614	41,022	51,678
Gross profit	4,958	8,560	24,441	33,357

Selling, general and administrative	5,263	6,126	21,397	24,263
Research, development and engineering	876	743	3,312	3,068
Restructuring charges	—	38	217	1,110
Operating (loss) income	(1,181)	1,653	(485)	4,916

Loss on sale of subsidiary	—	—	(2,793)	—
Interest (expense) income and other, net	(350)	341	162	852
(Loss) income from continuing operations before income taxes	(1,531)	1,994	(3,116)	5,768
Income tax provision	494	1,012	791	2,633
(Loss) income from continuing operations, net of tax	(2,025)	982	(3,907)	3,135
Loss from discontinued operations, net of tax	—	(184)	(11,816)	(8,297)
Net (loss) income	$(2,025)	$798	$(15,723)	$(5,162)

(Loss) Income Per Basic Share:
Basic (loss) income per share from continuing operations	$(0.14)	$0.07	$(0.28)	$0.22
Basic loss per share from discontinued operations	$—	$(0.01)	$(0.83)	$(0.58)
Net (loss) income per basic share	$(0.14)	$0.06	$(1.11)	$(0.36)

(Loss) Income Per Diluted Share:
Diluted (loss) income per share from continuing operations	$(0.14)	$0.07	$(0.28)	$0.22
Diluted loss per share from discontinued operations	$—	$(0.01)	$(0.83)	$(0.58)
Net (loss) income per diluted share	$(0.14)	$0.06	$(1.11)	$(0.36)

Weighted average shares outstanding - basic	14,052	14,266	14,159	14,240
Weighted average shares outstanding - diluted	14,052	14,304	14,159	14,275

AMTECH SYSTEMS, INC.

(NASDAQ: ASYS)

November 19, 2020

(Unaudited)

Consolidated Balance Sheets

(in thousands, except share data)

	September 30, 2020	September 30, 2019
Assets
Current Assets
Cash and cash equivalents	$45,070	$52,982
Restricted cash	—	101
Accounts receivable (less allowance for doubtful accounts of $159 and $172 at September 30, 2020 and September 30, 2019, respectively)	11,243	12,873
Inventory	17,277	17,532
Contract assets	—	36
Income taxes receivable	1,362	—
Held-for-sale assets	—	22,755
Other current assets	1,617	1,991
Total current assets	76,569	108,270
Property, Plant and Equipment - Net	11,995	10,217
Right-of-Use Assets - Net	5,124	—
Intangible Assets - Net	609	870
Goodwill - Net	6,633	6,633
Deferred Income Taxes - Net	566	—
Other Assets	602	487
Total Assets	$102,098	$126,477
Liabilities and Shareholders’ Equity
Current Liabilities
Accounts payable	$2,676	$4,371
Accrued compensation and related taxes	2,066	2,717
Accrued warranty expense	380	556
Other accrued liabilities	751	1,274
Current maturities of long-term debt	380	371
Contract liabilities	1,224	1,378
Income taxes payable	—	1,434
Held-for-sale liabilities	—	18,547
Total current liabilities	7,477	30,648
Long-Term Debt	4,798	5,178
Long-Term Lease Liability	5,064	—
Income Taxes Payable	3,240	3,199
Total Liabilities	20,579	39,025
Commitments and Contingencies
Shareholders’ Equity
Preferred stock; 100,000,000 shares authorized; none issued	—	—
Common stock; $0.01 par value; 100,000,000 shares authorized; shares issued and outstanding: 14,063,172 and 14,268,797 at September 30, 2020 and September 30, 2019, respectively	141	143
Additional paid-in capital	124,435	125,098
Accumulated other comprehensive loss	(646)	(11,233)
Retained deficit	(42,411)	(26,556)
Total Shareholders’ Equity	81,519	87,452
Total Liabilities and Shareholders’ Equity	$102,098	$126,477

AMTECH SYSTEMS, INC.

(NASDAQ: ASYS)

November 19, 2020

(Unaudited)

Consolidated Statements of Cash Flows

(in thousands)

	Years Ended September 30,
	2020	2019
Operating Activities
Net (loss) income	$(15,723)	$(5,162)
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation and amortization	1,258	1,690
Non-cash impairment charges	—	—
Write-down of inventory	733	3,193
Provision for allowance for doubtful accounts	24	1,074
Deferred income taxes	218	220
Non-cash share based compensation expense	326	573
Loss (gain) on sales of subsidiaries	13,709	(1,614)
Other, net	55	95
Changes in operating assets and liabilities:
Accounts receivable	1,359	299
Inventory	(913)	(435)
Contract and other assets	324	12,847
Accounts payable	(3,620)	(1,787)
Accrued income taxes	(2,701)	(3,011)
Accrued and other liabilities	4,658	(6,876)
Contract liabilities	(1,371)	(933)
Net cash (used in) provided by operating activities	(1,664)	173
Investing Activities
Purchases of property, plant and equipment	(2,676)	(714)
Net cash disposed of in sales of subsidiaries	(9,940)	(1,112)
Net cash used in investing activities	(12,616)	(1,826)
Financing Activities
Proceeds from the exercise of stock options	877	210
Repurchase of common stock	(2,000)	—
Payments on long-term debt	(379)	(376)
Borrowings on long-term debt	—	9
Net cash used in financing activities	(1,502)	(157)
Effect of Exchange Rate Changes on Cash, Cash Equivalents and Restricted Cash	1,718	(1,552)
Net Decrease in Cash, Cash Equivalents and Restricted Cash	(14,064)	(3,362)
Cash, Cash Equivalents and Restricted Cash, Beginning of Year*	59,134	62,496
Cash, Cash Equivalents and Restricted Cash, End of Year*	$45,070	$59,134

*	Includes Cash, Cash Equivalents and Restricted Cash that are included in Held-For-Sale Assets on the Condensed Consolidated Balance Sheets for periods prior to January 22, 2020.